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                                                                     Exhibit 3.4

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                       PRESTIGE BRANDS INTERNATIONAL, LLC

          THIS LIMITED LIABILITY COMPANY AGREEMENT, dated as of March 29, 2004 (this "AGREEMENT"), is adopted, executed and agreed to, for good and valuable consideration, by the Initial Member. Certain terms used herein are defined in
SECTION 1.6.

                                    ARTICLE I

             GENERAL PROVISIONS; CAPITAL CONTRIBUTIONS; DEFINITIONS

          Section 1.1 FORMATION. The formation of Prestige Brands International, LLC (the "LLC") pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, ET SEQ., as amended from time to time (the "ACT"), occurred on March 29, 2004. An authorized person, within the meaning of the Act, has executed, delivered and filed the certificate of formation of the LLC (the "CERTIFICATE"). Upon the Initial Member's (i) execution of this Agreement or a counterpart hereof and (ii) making of the capital contribution required by SECTION 1.5, such Member shall be admitted to the LLC as its sole initial member.

          Section 1.2 NAME. The name of the LLC will be "Prestige Brands International, LLC" or such other name or names as the Board may from time to time designate.

          Section 1.3 PURPOSE. The LLC's purpose shall be to carry on any activities which may lawfully be carried on by a limited liability company organized pursuant to the Act.

          Section 1.4 REGISTERED OFFICE; REGISTERED AGENT; PLACE OF BUSINESS. The registered office of the LLC required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the LLC) as the Board may designate from time to time in the manner provided by law. The registered agent of the LLC in the State of Delaware shall be the initial registered agent named in the Certificate or such other person or persons as the Board may designate from time to time in the manner provided by law. The LLC will maintain an office and principal place of business at such place or places inside or outside the State of Delaware as the Board may designate from time to time.

          Section 1.5      CAPITAL CONTRIBUTIONS.

               (a) The Initial Member shall, promptly following the execution of this Agreement, contribute to the capital of the LLC the items set forth on SCHEDULE I. The Board shall amend SCHEDULE I from time to time to reflect any future capital contribution made by any Participant. Persons hereafter admitted as Members of the LLC shall make such contributions of cash (or promissory obligations), property or services to the LLC as shall be determined by the Board and the Member making the contribution in their sole discretion at the time of each such admission.

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               (b)         No Participant shall have any responsibility to
     restore any negative balance in his, her or its Capital Account or to contribute to or in respect of liabilities or obligations of the LLC, whether arising in tort, contract or otherwise, or return distributions made by the LLC except as required by the Act or other applicable law. The failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Participants for liabilities of the LLC.

               (c) No interest shall be paid by the LLC on capital contributions or on balances in Capital Accounts.

               (d) A Participant shall not be entitled to withdraw any part of its Capital Account or to receive any distributions from the LLC except as provided in ARTICLES III and V; nor shall a Participant be entitled to make any capital contribution to the LLC other than as expressly provided herein. Any Participant may, with the approval of the Board, make loans to the LLC, and any loan by a Participant to the LLC shall not be considered to be a capital contribution for any purpose and shall not result in an increase in the amount of the Capital Account of such Participant.

          Section 1.6      DEFINITIONS. For purposes of this Agreement:

          "ASSIGNEE" means any person or entity to whom an LLC interest has been transferred in a Transfer described in SECTION 4.3, unless and until such person or entity becomes a Member with respect to such LLC interest.

          "BOARD" means the Board of Managers.

          "BOOK VALUE" means, with respect to any LLC property, the LLC's adjusted basis for federal income tax purposes, except that the initial Book Value of any property contributed to the LLC shall be the value of such property on the date of such contribution, as agreed by the Board and the Member contributing the property, and the Book Value of any LLC property shall be adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts).

          "CAPITAL ACCOUNT" has the meaning set forth in SECTION 2.1.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

          "DISPOSE", "DISPOSED", "DISPOSING" or "DISPOSITION" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest or other disposition or encumbrance (including, without limitation, by operation of law) or the acts thereof.

          "EVENT OF WITHDRAWAL" means the death or dissolution of a Member.

          "INITIAL MEMBER" means Medtech/Denorex, LLC.

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          "LOSSES" for any period means all items of LLC loss, deduction and expense for such period determined according to SECTION 2.2.

          "MAJORITY IN INTEREST" means the Member(s) holding a majority of Percentage Interests of all Members.

          "MANAGERS" means David A. Donnini, Vincent J. Hemmer and Peter C. Mann, who shall act as the initial Board of Managers, and any Member or other Person hereafter elected as a manager of the Company as provided in this Agreement, but does not include any Person who has ceased to be a manager of the Company.

          "MEMBER" means any of the parties identified on SCHEDULE I as a member or admitted as a member after the date of this Agreement in accordance with the terms hereof, in each case for so long as such person continues to be a member hereunder.

          "PARTICIPANT" means a Member, a Terminated Member or an Assignee.

          "PERCENTAGE INTEREST" means, in respect of each Participant, such Participant's interest in the income, gains, losses, deductions and expenses of the LLC as set forth on SCHEDULE I.

          "PERSON" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

          "PROFITS" for any period means all items of LLC income and gain for such period determined according to SECTION 2.2.

          "TERMINATED MEMBER" means a person who has ceased to be a Member pursuant to SECTION 4.4.

          Section 1.7 TERM. The LLC shall continue until dissolved and terminated in accordance with ARTICLE V of this Agreement.

          Section 1.8 NO STATE-LAW PARTNERSHIP. The Participant(s) intend that the LLC not be a partnership (including, without limitation, a limited partnership) or joint venture and that no Participant be a partner or joint venturer of any other Participant for any purpose (other than federal and state tax purposes, if applicable); and neither this Agreement nor any other document entered into by the LLC or any Participant shall be construed to suggest otherwise. The Participant(s) intend that the LLC shall be treated as a partnership (provided that the Participant(s) intend that, so long as the LLC only has one member, then the LLC shall be treated as a disregarded entity) for federal and, if applicable, state income tax purposes, and that each Participant and the LLC shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

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                                   ARTICLE II

                                CAPITAL ACCOUNTS

          Section 2.1 CAPITAL ACCOUNTS. A "CAPITAL ACCOUNT" will be established for each Participant on the books of the LLC and will be adjusted as follows:

               (a) Such Participant's contributions to the capital of the LLC will be credited to his, her or its Capital Account when received by the LLC.

               (b) At the end of each fiscal year of the LLC and upon dissolution and winding up of the LLC pursuant to ARTICLE V, Profits for such period allocated to such Participant pursuant to SECTION 3.2 shall be credited, and Losses for such period allocated to such Participant pursuant to SECTION 3.2 shall be debited, as the case may be, to such Participant's Capital Account.

               (c) Any amounts distributed to such Participant will be debited against his, her or its Capital Account.

               (d) Such Participant's Capital Account will otherwise be adjusted in accordance with Treas. Reg. Section 1. 704-1(b)(2)(iv).

          Section 2.2 COMPUTATION OF AMOUNTS. For purposes of computing the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided that

               (a) any income that is exempt from Federal income tax shall be added to such taxable income or losses and any expenditures of the LLC described in Section 705(a)(2)(B) of the Code or treated as Code
     Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;

               (b) if the Book Value of any LLC property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property; and

               (c) if property that is reflected on the books of the LLC has a Book Value that differs from the adjusted tax basis of such property, depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value.

          Section 2.3 DISTRIBUTION IN KIND. To the extent required by the Code or as otherwise deemed desirable by the Board, if securities are to be distributed in kind to the Participants pursuant to this Agreement, (i) such securities shall first be written up or down pursuant to SECTION 2.2(b) to their value (as determined pursuant to ARTICLE VI as of the date of

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such distribution), (ii) the Capital Accounts of the Participant(s) shall be adjusted immediately prior to the distribution as if such securities were sold at their value (as so determined) and (iii) the value of such securities (as so determined) received by each Participant shall be debited against his, her or its respective Capital Account at the time of distribution.

                                   ARTICLE III

                          DISTRIBUTIONS AND ALLOCATIONS

          Section 3.1 DISTRIBUTIONS. Distributions of cash or other assets of the LLC shall be made at such times and in such amounts as the Board may determine. Unless the Board and the Member(s) determine otherwise, distributions shall be made to Participants pro rata based on the Percentage Interest held by each Participant. Notwithstanding any provision to the contrary contained in this Agreement, the LLC shall not make a distribution to any Participant on account of his, her or its interest in the LLC if such distribution would violate Section 18-607 of the Act or other applicable law.

          Section 3.2 ALLOCATION OF PROFITS AND LOSSES. Except as may be required by the Code, each item of income, gain, loss, deduction or expense to the LLC shall be allocated among the Participant(s) in proportion to the Percentage Interest held by each Participant.

                                   ARTICLE IV

                          MANAGEMENT AND MEMBER RIGHTS

          Section 4.1      MANAGEMENT BY THE BOARD.

               (a) Except for situations in which the approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, and subject to the provisions of Section 4.2, (i) the powers of the LLC shall be exercised by or under the authority of, and the business and affairs of the LLC shall be managed under the direction of, the Board and (ii) the Board may make all decisions and take all actions for the LLC not otherwise provided for in this Agreement, including the following:

                  (i) entering into, making and performing contracts, agreements and other undertakings binding the LLC that may be necessary, appropriate or advisable in furtherance of the purposes of the LLC and making all decisions and waivers thereunder;

                  (ii)       maintaining the assets of the LLC in good order;

                  (iii)      collecting sums due the LLC;

                  (iv) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

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                  (v)        to the extent that funds of the LLC are available
          therefor, paying debts and obligations of the LLC;

                  (vi) acquiring, utilizing for LLC purposes and disposing of any asset of the LLC;

                  (vii) hiring and employing executives, Officers, supervisors and other personnel;

                  (viii) selecting, removing and changing the authority and responsibility of lawyers, accountants and other advisers and consultants;

                  (ix) entering into guaranties on behalf of the LLC's Subsidiaries;

                  (x)        obtaining insurance for the LLC;

                  (xi) determining Distributions of cash and other property of the LLC as provided in ARTICLE III;

                  (xii) establishing reserves for commitments and obligations (contingent or otherwise) of the LLC; and

                  (xiii)     establishing a seal for the LLC.

               (b) Notwithstanding the provisions of Section 4.1(a), the Board may not cause the LLC to sell, lease, exchange or otherwise Dispose of (other than by way of a pledge, mortgage, deed of trust or trust indenture) all or substantially all of the LLC's property and assets (with or without good will), other than in the usual and regular course of the LLC's business without obtaining the consent of Members who hold a Majority in Interest.

          Section 4.2 ACTIONS BY THE MANAGERS; COMMITTEES; DELEGATION OF AUTHORITY AND DUTIES.

               (a) The Board may act (i) through meetings and written consents pursuant to Sections 4.5 and 4.7, (ii) through committees pursuant to Section 4.2(b) and (iii) through any Manager to whom authority and duties have been delegated pursuant to Section 4.2(c).

               (b) The Board may, from time to time, designate one or more committees, each of which shall be comprised of at least two Managers. Any such committee, to the extent provided in such resolution or in the Certificate or this Agreement, shall have and may exercise all of the authority of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Board may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

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               (c)         The Board may, from time to time, delegate to one or
     more Persons (including any Manager or officer of the LLC) such authority and duties as the Board may deem advisable. In addition, the Board may assign titles (including, without limitation, chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Managers or other individuals and delegate to such Managers or other individuals certain authority and duties. Any number of titles may be held by the same Manager or other individual. Any delegation pursuant to this Section 4.2(c) may be revoked at any time by the Board.

               (d) Any Person dealing with the LLC, other than a Member, may rely on the authority of any officer in taking any action in the name of the LLC without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

          Section 4.3 NUMBER AND TERM OF OFFICE. The number of Managers on the Board may be modified from time to time only by resolution of the Board. Each Manager shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. A Manager need not be a resident of the State of Delaware.

          Section 4.4 VACANCIES; REMOVAL; RESIGNATION. Any Manager position to be filled by reason of an increase in the number of Managers or by any other reason shall be filled by the affirmative vote of the Members holding a Majority in Interest. A Manager elected to fill a vacancy occurring other than by reason of an increase in the number of Managers shall be elected for the unexpired term of his predecessor in office. Any Manager may be removed, with or without cause, only by the affirmative vote of a majority of the Members holding a Majority in Interest. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the remaining Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          Section 4.5      BOARD MEETINGS.

               (a) A majority of the total number of Managers then serving on the Board (i.e., excluding any vacancies on the Board) must be present (including pursuant to SECTION 4.7) in order to constitute a quorum for the transaction of business of the Board, and except as otherwise provided in this Agreement, the act of a majority of the Managers present at a meeting of the Board at which a quorum is present shall be the act of the Board. A Manager who is present at a meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the LLC immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

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               (b)         Meetings of the Board may be held at such place or
     places as shall be determined from time to time by resolution of the Board. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Managers. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

               (c) In connection with any meeting of Members, the Managers may, if a quorum is present, hold a meeting for the transaction of business immediately after and at the same place as such meeting of the Members. Notice of such meeting at such time and place shall not be required.

               (d) Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such meetings shall not be required.

               (e) Special meetings of the Board may be called by any Manager on at least 24 hours' notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

          Section 4.6 APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY MEMBERS. Any Manager in its discretion may submit any act or contract for approval or ratification at any meeting of the Board, and any act or contract that shall be approved or be ratified by the Board shall be as valid and as binding upon the LLC and upon all the Members as if it shall have been approved or ratified by every Member of the LLC.

          Section 4.7 ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE. Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such committee, as the case may be. Subject to the requirements of the Act, the Certificate or this Agreement for notice of meetings, unless otherwise restricted by the Certificate, the Managers or members of any committee designated by the Board may participate in and hold a meeting of the Board or any committee of Managers, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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          Section 4.8      REIMBURSEMENT. The Managers shall be entitled to be
reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

          Section 4.9 CONFLICTS OF INTEREST. Subject to the other express provisions of this Agreement, each Manager, Member and officer of the LLC at any time and from time to time may engage in and own interests in other business ventures of any and every type and description, independently or with others (including ones in competition with the LLC) with no obligation to offer to the LLC or any other Member, Manager or officer the right to participate therein. The LLC may transact business with any Manager, Member, officer or affiliate thereof; provided the terms of those transactions are no less favorable than those the LLC could obtain from unrelated third parties.

          Section 4.10 CHAIRMAN AND VICE CHAIRMAN. The Board shall designate one of the Managers to serve as Chairman and a different Manager to serve as Vice Chairman. The Chairman shall preside at all meetings of the Board. If the Chairman is absent at any meeting of the Board, the Vice Chairman shall preside over such Board meeting. If the Chairman and Vice Chairman are absent, the Managers present shall designate a member to serve as interim chairman for that meeting. Neither the Chairman nor Vice Chairman, except in their capacity as an Officer, shall have the authority or power to act for or on behalf of the LLC, to do any act that would be binding on the LLC or to make any expenditure or incur any obligation on behalf of the LLC or authorize any of the foregoing.

          Section 4.11     OFFICERS.

               (a) The Board or a Majority in Interest of the Member(s) may, from time to time, designate one or more persons to be officers of the LLC. No officer need be a resident of the State of Delaware, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Board or a Majority in Interest of the Member(s) may, from time to time, delegate to them. The Board or a Majority in Interest of the Member(s) may assign titles to particular officers. Unless the Board or a Majority in Interest of the Member(s) otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the Board or a Majority in Interest of the Member(s) pursuant to the third sentence of this SECTION 4.11(a) or (ii) any delegation of authority and duties made to one or more Managers pursuant to SECTION 4.2(a). Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the LLC shall be fixed from time to time by the Board or a Majority in Interest of the Member(s).

               (b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board or any Manager. The acceptance of a

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     resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Board whenever in its judgment the best interests of the LLC shall be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the LLC may be filled by the Board.

          Section 4.12 INDEMNIFICATION. The LLC shall fully protect, indemnify and hold harmless, to the fullest extent permitted under the Act (including, without limitation, indemnification for negligence, gross negligence and breach of fiduciary duty, in each case to the extent so authorized under the Act) as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the LLC to provide indemnification rights broader than the Act permitted the LLC to provide prior to such amendment), the Board and each Participant, and each of their respective equityholders, directors, officers, partners, members, managers controlling persons, agents and employees, against all losses, liabilities, damages or expenses (including amounts paid for attorneys' fees and judgments and settlements in connection with any threatened, pending or completed action, suit or proceeding) to which any such person or entity directly or indirectly suffers by virtue of any action taken or omission by such person or entity in connection with his or its involvement with the LLC or any subsidiary of the LLC (including serving as a manager, officer, director, consultant or employee of any subsidiary of the LLC), but only to the extent the Board, in its sole discretion, determines that such action or omission does not violate this Agreement or any other agreement to which such person or entity is a party or by which such person or entity is bound and, with respect to any criminal action or proceeding, was taken without reasonable cause to believe such conduct was unlawful. In the sole discretion of the Board, the LLC will pay (as incurred) the expenses incurred by such person or entity indemnifiable hereunder in connection with any proceeding in advance of its final disposition, so long as the LLC receives a written undertaking (reasonably acceptable to the Board) by such person or entity to repay the full amount advanced if there is a final determination that such person or entity is not entitled to indemnification as provided herein. The LLC may, to the extent authorized from time to time by the Board, grant rights of indemnification and advancement of expenses to any employee, officer or agent of the LLC.

          Section 4.13     TRANSFER OF LLC INTEREST.

               (a) No Participant shall sell, assign, transfer or otherwise dispose of, whether voluntarily or involuntarily or by operation of law (a "TRANSFER"), all or any portion of his, her or its interest in the LLC without the prior written consent of the Board, which consent may be given or withheld in its sole discretion, except in the case of a sale, assignment, transfer or disposition to any affiliate of the Participant (in which case no consent of the Board will be required).

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               (b)         Notwithstanding any other provision of this
     Agreement, any Transfer by the Participants in contravention of any of the provisions of this SECTION 4.13 shall be void and ineffective, and shall not bind, or be recognized by, the LLC.

               (c) If and to the extent any Transfer of an interest in the LLC is permitted hereunder, this Agreement (including the Schedules and Exhibits hereto) shall be amended by the Board to reflect the Transfer of the LLC interest to the transferee, to admit the transferee as a Member and to reflect the elimination of the transferring Participant (or the reduction of such Transferring Participant's interest in the LLC) and (if and to the extent then required by the Act) a certificate of amendment to the Certificate reflecting such admission and elimination (or reduction) shall be filed in accordance with the Act. The effectiveness of the Transfer of an interest in the LLC permitted hereunder and the admission of any substitute Member pursuant to this SECTION 4.13 shall be deemed effective immediately prior to the Transfer of an interest in the LLC to such Participant or if later on the first date that the Board receives evidence of such Transfer, including the terms thereof. If the transferring Participant has transferred all or any of its interest in the LLC pursuant to this SECTION 4.13, then, immediately following such Transfer or, if later, on the first date that the Board receives evidence of such Transfer, including the terms thereof, the transferring Participant shall cease to be a Participant with respect to such interest.

               (d) Any person or entity who acquires in any manner whatsoever any interest in the LLC, irrespective of whether such person or entity has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have (i) made all of the capital contributions made by, (ii) received all of the distributions received by, and (iii) agreed to be subject to and bound by all the terms and conditions of this Agreement that, any predecessor in such interest in the LLC made, received and was subject to or bound by.

          Section 4.14     MEMBER RIGHTS; MEETINGS.

               (a) No Member, other than a Member that is also a Manager, shall have any right, power or duty, including the right to approve or vote on any matter, except as expressly required by the Act or other applicable law or as expressly provided for hereunder.

               (b) Unless a greater vote is required by the Act or as expressly provided for hereunder, the affirmative vote of a Majority in Interest of the Member(s) entitled to vote shall be required to approve any proposed action.

               (c) Meetings of the Member(s) for the transaction of such business as may properly come before such Member(s) shall be held at such place, on such date and at such time as the Board shall determine. Special meetings of Member(s) for any proper purpose or purposes may be called at any time by the Board or the Member(s) holding a Majority in Interest. The LLC shall deliver oral or written notice (written notice may be delivered by mail) stating the date, time, place and purposes of any meeting to each

     Member entitled to vote at the meeting. Such notice shall be given not less than four (4) and no more than sixty (60) days before the date of the meeting.

               (d) Membership interests may be voted at a meeting of Member(s) in person or by proxy duly executed by the Member(s) holding the membership interests of record on the record date for such meeting fixed by the Board. All such proxies shall be filed with the LLC prior to or at such meeting. Notwithstanding that a valid proxy is outstanding, powers of the proxy holder will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

               (e) Any action required or permitted to be taken at an annual or special meeting of the Member(s) may be taken without a meeting, without prior notice, and without a vote, provided that written consents, setting forth all proposed actions to be taken at such meeting, are signed by the Member(s) holding at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Member(s) entitled to vote on such action were present and voted. Every written consent shall bear the date and signature of each Member who signs such consent. Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to all Members who have not consented in writing to such action.

          Section 4.15 ADDITIONAL MEMBERS. The Board shall have the sole right to admit additional Members upon such terms and conditions, at such time or times as the Board shall in its sole discretion determine. In connection with any such admission, the Board shall amend SCHEDULE I to reflect the name, address and capital contribution of the additional Member and the new Percentage Interests of all Participants; provided that no Participant's Percentage Interest may be reduced disproportionately without its consent.

          Section 4.16 TERMINATION OF A MEMBER. A person or entity will no longer be a Member for purposes of this Agreement upon an Event of Withdrawal. The Terminated Member shall only be entitled to continue to receive allocation of Profits and Losses and distributions of the LLC, including distributions pursuant to ARTICLE V hereof, as and when paid by the LLC, to the same extent such Terminated Member was entitled to such distributions as a Member. Except as provided in SECTION 8.1, such Terminated Member will not be entitled to participate in any LLC decision or determination, and his, her or its successors and assigns will acquire only his, her or its right to receive allocation of Profits and Losses and to share in LLC distributions.

          Section 4.17 OUTSIDE BUSINESSES. Any Participant may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the LLC, and the LLC and the Participants shall have no rights by virtue of this Agreement in and to such independent ventures or the income or gains derived therefrom, and the pursuit of any such venture, even if competitive with the business of the LLC, shall not be deemed wrongful or improper. No Participant shall be obligated to present any particular investment opportunity to the LLC even if such opportunity is of a character that, if presented to the LLC, could be taken by the LLC, and any Participant shall have the right to take for his, her or its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

                                    ARTICLE V

                                    DURATION

          Section 5.1 DURATION. The LLC shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

               (a) the affirmative vote to such effect of the Member(s) holding a Majority in Interest; and

               (b)         the entry of a decree of judicial dissolution under
     Section 18-802 of the Act.

Except as otherwise set forth in this ARTICLE V, the Member(s) intend for the LLC to have perpetual existence.

          Section 5.2      WINDING UP.

          Upon dissolution of the LLC, the LLC shall be liquidated in an orderly manner. The Board shall be the liquidator pursuant to this Agreement and shall proceed diligently to wind up the affairs of the LLC and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a LLC expense. The steps to be accomplished by the liquidator are as follows:

               (a) First, the liquidator shall satisfy all of the LLC's debts and liabilities to creditors other than Participants (whether by payment or the reasonable provision for payment thereof);

               (b) Second, the liquidator shall satisfy all of the LLC's debts and liabilities to Participants (whether by payment or the reasonable provision for payment thereof); and

               (c) Third, all remaining assets shall be distributed to the Participants in accordance with SECTION 3.1.

          Section 5.3 TERMINATION. The LLC shall terminate when all of the assets of the LLC, after payment of or due provision for all debts, liabilities and obligations of the LLC, shall have been distributed to the Participants in the manner provided for in this ARTICLE V, and the Certificate of the LLC shall have been canceled in the manner required by the Act.

                                   ARTICLE VI

                                    VALUATION

          Section 6.1 VALUATION. For purposes of this Agreement, the value of any property contributed by or distributed to any Participant shall be valued as determined by the Board and the Member(s).

                                   ARTICLE VII

                              MEMBERSHIP INTERESTS

          Section 7.1 MEMBERSHIP INTERESTS. The membership interests in the LLC shall not be certificated. The name of each holder of an interest in the LLC, together with such holder's Percentage Interest and other pertinent information, shall be entered on the books of the LLC. Membership interests of the LLC shall only be transferred on the books of the LLC by the holder of record thereof or by such holder's attorney duly authorized in writing with such evidence of the authenticity of such authorization, and other matters as the LLC may reasonably require. In that event, it shall be the duty of the LLC to record the transaction on its books. The Board may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent, registrar or both in connection with the transfer of any class or series of membership interests of the LLC.

                                  ARTICLE VIII

                           BOOKS OF ACCOUNT; MEETINGS

          Section 8.1 BOOKS. The LLC will maintain complete and accurate books of account of the LLC's affairs, which books will be open to inspection by any Member (or his authorized representative) at any time during ordinary business hours and shall be maintained in accordance with the Act.

          Section 8.2 FISCAL YEAR. The fiscal year of the LLC shall end on December 31 of each year or such other year end as the Board may determine in its sole discretion.

          Section 8.3      TAX ALLOCATION AND REPORTS.

               (a) The income, gains, losses, deductions and credits of the LLC will be allocated, for federal, state and local income tax purposes, among the Participants in accordance with the allocation of such income, gains, losses, deductions and credits among the Participants for computing their Capital Accounts, except as otherwise provided in the Code or other applicable law.

               (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the LLC shall, solely for tax purposes, be allocated among the Participants so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its fair market value at the time of contribution.

               (c) Within 75 days after the end of each fiscal year, the Tax Matters Partner (as defined below) shall cause the LLC to furnish each Participant with a copy of the LLC's tax return and form K-1 for such fiscal year.

               (d) The LLC hereby designates the Initial Member to act as the "Tax Matters Partner" (as defined in Section 6231(a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code.

                                   ARTICLE IX

                                  MISCELLANEOUS

          Section 9.1 AMENDMENTS. Except as otherwise provided herein, this Agreement may be amended or modified and any provision hereof may be waived only by the Board, with the consent of the Member(s) holding a Majority in Interest; provided, however, that any amendment or modification reducing disproportionately a Participant's LLC interest or other interest in the profits or losses or in distributions or increasing such Participant's capital contribution shall be effective only with such Participant's consent.

          Section 9.2 SUCCESSORS. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding upon the Participants and their respective legal representatives, heirs, successors and permitted assigns.

          Section 9.3 GOVERNING LAW; SEVERABILITY. This Agreement will be construed in accordance with the laws of the State of Delaware and, to the maximum extent possible, in such manner as to comply with all the terms and conditions of the Act. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          Section 9.4 NOTICES. All notices, demands and other communications to be given and delivered under or by reason of provisions under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by telecopy or sent by reputable overnight courier service (charges prepaid) to the addresses or telecopy numbers set forth in
SCHEDULE I hereto or to such other addresses or telecopy numbers as have been supplied in writing to the LLC.

          Section 9.5 COMPLETE AGREEMENT; HEADINGS, COUNTERPARTS. This Agreement terminates and supersedes all other agreements concerning the subject matter hereof previously entered into among any of the parties. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or the neuter gender shall include the masculine, the feminine and the neuter. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together will constitute one agreement.

          Section 9.6 PARTITION. Each Participant waives, until termination of the LLC, any and all rights that it may have to maintain an action for partition of the LLC's property.

          Section 9.7 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                * * * * * * * * *

          IN WITNESS WHEREOF, the Initial Member has caused this Limited Liability Company Agreement to be signed as of the date first above written.


                              INITIAL MEMBER:

                              MEDTECH/DENOREX, LLC


                              By:      /S/ AARON S. COHEN
                                    -----------------------------------
                              Name: Aaron S. Cohen
                              Its:  Secretary

              SIGNATURE PAGE TO LIMITED LIABILITY COMPANY AGREEMENT

                                   SCHEDULE I

                                             CAPITAL                       PERCENTAGE
           MEMBER(S)                      CONTRIBUTION                      INTEREST
------------------------------- --------------------------------- -----------------------------
                                -  1,000 shares of common stock
                                of SNS Household Holdings,
                                Inc., a Delaware corporation,
                                which shares represent all of
                                the outstanding capital stock
                                of such corporation;

                                -  330 shares of common stock
                                of Medtech Acquisition
                                Holdings, Inc., a Delaware
Medtech/Denorex, LLC            corporation, which shares                     100%
                                represent all of the
                                outstanding capital stock of
                                such corporation; and

                                -  330 shares of common stock
                                of Denorex Acquisition
                                Holdings, Inc., a Delaware
                                corporation, which shares
                                represent all of the
                                outstanding capital stock of
                                such corporation.

                                       S-1